EXHIBIT 4(D)2


                                     ALLETE
                 (LEGALLY INCORPORATED AS MINNESOTA POWER, INC.)

                              OFFICER'S CERTIFICATE

     David G. Gartzke, the Senior Vice President - Finance and Chief Financial Officer of ALLETE (legally incorporated as Minnesota Power, Inc.) (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated July 19, 2000 and January 18, 2001, and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to LaSalle Bank National Association (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of February 1, 2001 (the "Indenture") that:

     1. The Securities of the first series to be issued under the Indenture shall be designated "7.80% Senior Notes due February 15, 2008" (the "Senior Notes of the First Series"). All capitalized terms used in this certificate which are not defined herein but are defined in the form of Senior Notes of the First Series attached hereto as Exhibit A shall have the meanings set forth in such Exhibit A; all other capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

     2. The Senior Notes of the First Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on February 15, 2008;

     3. The Senior Notes of the First Series shall bear interest as provided in the form of the Senior Notes of the First Series set forth in Exhibit A hereto;

     4. The Corporate Trust Office of the Trustee in Chicago, Illinois will be the place at which (i) the principal (and premium, if any) and each installment of interest on the Senior Notes of the First Series shall be payable, (ii) registration and registration of transfers and exchanges in respect of the Senior Notes of the First Series may be effected, and (iii) notices and demands to or upon the Company in respect of the Senior Notes of the First Series may be served; and the Trustee will be the Security Registrar and the Paying Agent for the Senior Notes of the First Series; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent;

     5. The Senior Notes of the First Series shall be redeemable as provided in the form of the Senior Notes of the First Series set forth in Exhibit A hereto;

     6. The Senior Notes of the First Series will be originally issued in global form payable to Cede & Co. and will, unless and until the Senior Notes of the First Series are exchanged in whole or in part for certificated Senior Notes of the First Series registered in the names of various beneficial holders thereof (in accordance with the conditions set forth in the legend appearing in the form of the Senior Notes of the First Series, set forth in Exhibit A hereto), contain restrictions on transfer, substantially as described in such form;

     7. No service charge shall be made for the registration of transfer or exchange of the Senior Notes of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

     8. If the Company shall make any deposit of money and/or Government Obligations with respect to any Senior Notes of the First Series, or any portion of the principal amount thereof, as contemplated by
          Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

               (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Senior Notes of the First Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section
          701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Senior Notes of the First Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

               (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Senior Notes of the First Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

     9. The Senior Notes of the First Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

     10. The following clauses of Section 301 of the Indenture are not applicable to the Senior Notes of the First Series: (b), (h) through
          (q), (s) and (u) through (x).

     11. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Senior Notes of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

     12. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     13. In the opinion of the undersigned, he has made such examination or investigation as is necessary to express an informed opinion whether or not such covenants and conditions have been complied with; and

     14. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Senior Notes of the First Series requested in the accompanying Company Order have been complied with.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate this 21st day of February, 2001.


                                             /s/ David G. Gartzke
                                        ---------------------------------------
                                        David G. Gartzke
                                        Senior Vice President - Finance
                                          and Chief Financial Officer

NO. R-
      --
CUSIP NO. 018522AC6


                          [FORM OF FACE OF SENIOR NOTE]


                  [(SEE LEGEND AT THE END OF THIS SECURITY FOR
              RESTRICTIONS ON TRANSFERABILITY AND CHANGE OF FORM)]

                                     ALLETE
                 (LEGALLY INCORPORATED AS MINNESOTA POWER, INC.)

                    7.80% SENIOR NOTES DUE FEBRUARY 15, 2008

     ALLETE (legally incorporated as MINNESOTA POWER, INC.), a corporation duly organized and existing under the laws of the State of Minnesota (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of
                               ($          ) on February 15, 2008 (the "Maturity
------------------------------   ----------
Date"), and to pay interest on said principal sum, semi-annually on February 15 and August 15 of each year (each an "Interest Payment Date"), commencing August 15, 2001, at the rate of 7.80% per annum, plus the Applicable Adjustment Amount, if any, as provided on the reverse hereof, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from February 21, 2001, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day preceding the corresponding Interest Payment Date; provided, however, that if the Securities of this series are not held by a securities depository in a book-entry only form, the Regular Record Date will be the close of business on the 15th calendar day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of LaSalle Bank National Association, Chicago, Illinois or at such other office or agency as may be designated for such purpose by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.


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


          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                 ALLETE
                                 (legally incorporated as MINNESOTA POWER, INC.)


                                 By:
                                    --------------------------------------------

ATTEST:


----------------------------------


                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                 LaSalle Bank National Association, as Trustee


                                 By:
                                    --------------------------------------------
                                             Authorized Signatory

                        [FORM OF REVERSE OF SENIOR NOTE]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of February 1, 2001 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and LaSalle Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on February 21, 2001 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          This Security will bear interest for each Interest Period (as defined below) at a rate of 7.80% per annum, except as described below. In the event of any downgrade of the Company's senior unsecured long-term debt ratings that would result in an increase in the interest rate payable on this Security, as described below, the Company will notify LaSalle Bank National Association, or its successor appointed by the Company acting as Calculation Agent (the "Calculation Agent").

          The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an "Interest Period," provided, however, that the first Interest Period shall begin on February 21, 2001 and extend through August 14, 2001, the day preceding the first Interest Payment Date.

          Interest payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months, and for any period, within an Interest Period, that is shorter than a full month, on the basis of the actual number of days elapsed in such period. The period from the 15th day of one calendar month to the 15th day of the next calendar month shall be deemed to be one month for the purposes of this calculation. If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

          In the event Moody's Investors Service, Inc. ("Moody's), on the one hand, or Standard & Poor's Rating Service ("S&P"), on the other hand, have assigned to the Company's long-term senior unsecured debt a rating (a "Rating") listed under their respective names in the table immediately below as of any date within an Interest Period, the Calculation Agent shall use the Adjustment Amount opposite such Rating (an "Adjustment Amount") to determine the Applicable Adjustment Amount. The "Applicable Adjustment Amount" shall be the higher of (i) the applicable Moody's Adjustment Amount (as defined in the table below), if any, or (ii) the applicable S&P Adjustment Amount (as defined in the table below), if any. Adjustment Amounts, if any, shall be determined by the Calculation Agent based on the table immediately below and the respective Ratings of Moody's and S&P.

                       ADJUSTMENT                         ADJUSTMENT
     MOODY'S RATING     AMOUNT          S&P RATING          AMOUNT
     --------------     ------          ----------          ------
          Ba1            0.50%              BB+              0.50%
          Ba2            0.75%              BB               0.75%
          Ba3 or lower   1.00%              BB- or lower     1.00%


          The interest rate in effect on each day following any such downgrade shall be 7.80% plus the Applicable Adjustment Amount.

          The interest payable with respect to the Interest Period during which any such downgrade occurs, shall be calculated at a rate per annum equal to the weighted average of the interest rate in effect immediately before such downgrade and the interest in effect immediately after such downgrade (the "Weighted Average Interest Rate"). The Calculation Agent shall calculate such Weighted Average Interest Rate by multiplying each interest rate by the number of days such interest rate is in effect during such Interest Period, determining the sum of such products, and dividing such sum by the number of days in such Interest Period.

          Promptly upon a determination that the interest rate will be changed, the Calculation Agent shall notify the Trustee of the applicable interest rate adjustments, the days to which each applicable interest rate applies within the Interest Period, the Weighted Average Interest Rate expected for the period if there is no further change in the Applicable Adjustment Amount during such Interest Period, and the interest rate expected for subsequent Interest Periods if there is no further change to the Applicable Adjustment Amount. Upon the request of a holder of this Security, the Calculation Agent shall provide to such holder information to date for the then-current Interest Period regarding the calculation of the interest rate for such Interest Period.

          The securities of this series shall be redeemable, at the option of the Company, in whole at any time or in part from time to time, on any date prior to maturity (each a "Redemption Date"). The Company shall give notice of its intent to redeem the Securities of this series upon at least 30 days but no more than 60 days prior to a Redemption Date. If the Company redeems all or any part of the Securities of this series, it will pay a redemption price ("Redemption Price") equal to the sum of (1) 100% of the principal amount of the Securities of this series being redeemed plus (2) accrued and unpaid interest thereon, if any, to the Redemption Date plus (3) any applicable "make-whole premium." The Redemption Price for Securities of this series shall never be less than 100% of the principal amount of such Securities plus accrued and unpaid interest thereon to the Redemption Date.

          The amount of the make-whole premium with respect to any Securities of this series to be redeemed shall be equal to the excess, if any, of:

     (1) the sum of the present values, calculated as of the Redemption Date, of:

          (a) each interest payment that, but for such redemption, would have been payable on the Securities of this series being redeemed on each interest payment date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

          (b) the principal amount that, but for such redemption, would have been payable at the final maturity of the Securities of this series being redeemed; over

     (2)  the principal amount of the Securities of this series being redeemed.

          The present values of interest and principal payments referred to in clause (1) above shall be determined in accordance with generally accepted principles of financial analysis. Such present values shall be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 30 basis points.

          The Company shall appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided that UBS Warburg LLC will make such calculation if (1) the Company fails to make such appointment at least 30 calendar days prior to the Redemption Date, or (2) the institution so appointed is unwilling or unable to make such calculation. If UBS Warburg LLC is to make such calculation but is unwilling or unable to do so, then the Trustee shall appoint an independent investment banking institution of national standing to make such calculation. In any case, the institution making such calculation is referred to herein as an "Independent Investment Banker."

          For purposes of determining the make-whole premium, "Treasury Yield" shall mean a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities of this series to be redeemed, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Independent Investment Banker shall determine the Treasury Yield as of the third business day immediately preceding the applicable Redemption Date.

          The Independent Investment Banker shall determine the weekly average yields of United States Treasury Notes by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Independent Investment Banker shall calculate the Treasury Yield by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). The Independent Investment Banker shall round any weekly average yields so calculated to the nearest 1/100th of 1%, and shall round upward for any figure of 1/200th of 1% or above. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Independent Investment Banker shall select comparable rates and calculate the Treasury Yield by reference to those rates.

          Upon the occurrence of a Change of Control, the Company will be required to offer to redeem the Securities of this series on the next business day after such Change of Control at a redemption price equal to 101% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest thereon, if any, to the redemption date. The holders of the Securities of this series will be permitted twenty (20) business days after the offer in which to accept the offer by written notice to the Company. The Company will tender the redemption price to the accepting holders in exchange for their Securities within twenty (20) business days after receipt of timely written notice of acceptance from those holders. A "Change of Control" shall be deemed to have occurred if at any time that any of the Securities of this series are outstanding the following events shall occur:

     1. Any "person" (as defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose the Company or any subsidiary of the Company or any Intermediate Holding Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing fifty percent (50%) or more of the combined voting power (not depending on the happening of a contingency) for the election of a majority of the members of the board of directors or any other governing body of the Company; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; and provided further that if the Board of Directors of the Company determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests within forty-five (45) days after notice to the Company a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, then no Change in Control shall be deemed to have occurred; or

     2. Consummation of (a) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets, (b) a plan of merger or consolidation of the Company with any other company, or (c) a similar transaction or series of transactions involving the Company (any transaction described in parts (a) through (c) of this subparagraph being referred to as a "Business Combination"), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own, directly or indirectly, more than fifty (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity.

          "Intermediate Holding Company" means any entity organized or established by or with the consent of the Company which acquires, directly or indirectly, voting securities of the Company in exchange for voting securities of such entity.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                     [LEGEND

          Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

          This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners. Any such exchange shall be made upon receipt by the Trustee of a Company Order therefor and certificated Securities of this series shall be registered in such names and in such denominations as shall be certified to the Company and the Trustee by the Depositary.]